                          FUND PARTICIPATION AGREEMENT

                                      AMONG

                               THE MERGER FUND VL

                      WESTCHESTER CAPITAL MANAGEMENT, INC.

                                       AND

                         THE TRAVELERS INSURANCE COMPANY

THIS AGREEMENT, made and entered into this 1st day of August 2003 (the "Agreement") by and among The Travelers Insurance Company, a corporation organized under the laws of the State of Connecticut (the "Company"), on behalf of itself and each separate account of the Company named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as the "Account" and collectively as the "Accounts"); The Merger Fund VL, an open-end management investment company organized as a statutory trust under the laws of the State of Delaware (the "Fund"); and Westchester Capital Management, Inc., a corporation organized under the laws of the State of New York and investment adviser to the Fund (the "Adviser").

WHEREAS, the Fund engages in business as an open-end management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by insurance companies which have entered into participation agreements substantially similar to this Agreement (the "Participating Insurance Companies"); and

WHEREAS, beneficial interests in the Fund may be divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

WHEREAS, the Company, as depositor, has established the Accounts to serve as investment vehicles for certain variable annuity contracts and variable life insurance policies and funding agreements offered by the Company (the "Contracts"); and

WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established pursuant to the authority of the Board of Directors of the Company under the insurance laws of the State of Connecticut, to set aside and invest assets attributable to the Contracts; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios named in Schedule B, as such schedule may be amended from time to time (the "Designated Portfolios") on behalf of the Accounts to fund the Contracts;

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NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Adviser agree as follows:

                         ARTICLE I - SALE OF FUND SHARES

     1.1. The Fund agrees to sell to the Company those shares of the Designated Portfolios which each Account orders, executing such orders on a daily basis at the net asset value (and with no sales charges) next computed after receipt and acceptance by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company will be the designee of the Fund for receipt of such orders from each Account and receipt by such designee will constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Eastern Time on the next following business day. "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission (the "Commission"). Notwithstanding the foregoing, Fund portfolios in existence now or that may be established in the future and not listed on Schedule B will be made available to the Company only as the Adviser may so provide. The Fund may net the notice of redemptions it receives from the Company under Section 1.3 of this Agreement against the notice of purchases it receives from the Company under this Section 1.1.

     1.2. The Company will pay for Fund shares on the same Business Day the Fund receives notice of an order to purchase Fund shares in accordance with Section
1.1. Payment will be made in federal funds transmitted by wire. Upon receipt by the Fund of the payment, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

     1.3. The Fund agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption. For purposes of this Section 1.3, the Company will be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee will constitute receipt by the Fund; provided the Fund receives notice of such requests for redemption by 10:00 a.m. Eastern Time on the next following Business Day. Redemptions will be processed and payments will be made normally within one day after receipt of such redemption orders by the Company as agent for the Fund. Payment will be made in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time. The Fund may suspend redemptions, if permitted by the Investment Company Act of 1940, as amended (the" 1940 Act"), for any period during which the New York Stock Exchange is closed or during which trading is restricted by the Commission or the Commission declares that an emergency exists. Redemptions may also be suspended during other periods permitted by the Commission for the protection of the Fund's shareholders. The Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone will be responsible for such action. The Fund may net the notice of purchases it receives from the Company under Section 1.1 of this Agreement against the notice of redemptions it receives from the Company under this
Section 1.3.

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     1.4. The Fund agrees to make shares of the Designated Portfolios available continuously for purchase at the applicable net asset value per share by the Company and its separate accounts on those days on which the Fund calculates its Designated Portfolio net asset value pursuant to rules of the Commission; provided, however, that the Board of Trustees of the Fund (the "Fund Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

     1.5. The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under Section 817(h)(4) of the Internal Revenue Code of 1986, as amended, (the "Code"), and regulations promulgated thereunder, the sale to which will not impair the tax treatment currently afforded the Contracts. No shares of any Portfolio will be sold directly to the general public.

     1.6. The Fund will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, and VI of this Agreement is in effect to govern such sales.

     1.7. The Company agrees to purchase and redeem the shares of the Designated Portfolios offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus.

     1.8. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or to any Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Account or the appropriate sub-account of each Account.

     1.9. The Fund will furnish same day notice (by facsimile, or telephone followed by written confirmation) to the Company of the declaration of any income, dividends or capital gain distributions payable on each Designated Portfolio's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Portfolio shares in the form of additional shares of that Portfolio at the ex-dividend date net asset values. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Fund will notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.10. The Fund will make the net asset value per share for each Designated Portfolio available to the Company via electronic means on a daily basis as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern Time, each Business Day. If the Fund provides the Company materially incorrect net asset value per share information (as determined under Commission guidelines), the Company shall be entitled to an adjustment to the number of shares

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purchased or redeemed to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported to the Company upon discovery by the Fund.

     1.11. The Company may withdraw an Account's investment in the Fund only:
(i) as necessary to facilitate Contract owner requests; (ii) upon a determination by a majority of the Fund Board, or a majority of disinterested Fund Board members, that an irreconcilable material conflict exists among (x) the interests of all Contract owners or (y) the interests of the Participating Insurance Companies investing in the Fund; (iii) upon requisite vote of the Contract owners having an interest in the affected Portfolio; (iv) as required by state and/or federal laws or regulations or judicial or other legal precedent of general implication; (v) upon sixty (60) days advance written notice; (vi) from a Portfolio, upon a change in the Portfolio Manager for that Portfolio; or
(vii) as permitted by an order of the Commission pursuant to Section 26(b) of the 1940 Act.

     1.12. (a) The parties acknowledge that market timing, short-term trading or excessive trading (hereinafter "Market Timing") may be harmful to the Portfolios. The Company agrees to have measures in place to identify holders of Contracts or their agents who engage in Market Timing (hereinafter "Market Timers") that is or has the potential to be harmful to the Portfolios, and to report to the Fund and the Adviser promptly in the event that Market Timers are engaging in Market Timing that may be detrimental to a Portfolio. The Company agrees to take all lawful steps within its power to implement any measures adopted by it, including, but not limited to, restricting the right to transfer among the Portfolios, if applicable, (via the Accounts) by any Market Timer and refusing to accept investments attributable to any Market Timer. The Fund and the Adviser reserve the right to revoke, reject or cancel purchase orders for shares of the Portfolios made by the Company that the Fund or the Adviser reasonably believe are attributable to a Market Timer if, in the Fund's or Adviser's opinion, the Company has not taken satisfactory action with regard to such purchase order in accordance with the Company's policies and procedures relating to market timing.

          (b) The Fund and the Adviser shall not be responsible for any losses or costs incurred by the Company, the Account or variable insurance product holders as a result of the revocation, rejection or cancellation of orders in furtherance of the prevention of Market Timing. The Company agrees to disclose in the prospectus for the variable insurance products measures it adopts to prevent Market Timing that could be material to purchasers of the variable insurance products, and the Fund and the Adviser agree to disclose in the prospectus for the Portfolios measures adopted by the Fund to prevent Market Timing that could be material to purchasers of the shares of the Portfolios.

                   ARTICLE II - REPRESENTATIONS AND WARRANTIES

     2.1. The Company represents and warrants that the Contracts or interests in the Accounts are or will be registered under the Securities Act of 1933 (the "1933 Act"), or are exempt from registration thereunder, and that the Contracts will be issued and sold in compliance with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has

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legally and validly established each Account as a separate account under the
General Statutes of Connecticut and that each Account (i) is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and that it will maintain such registration for so long as any Contracts are outstanding; or (ii) is exempt from registration under the provisions of the 1940 Act. The Company will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the registered Accounts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company to comply with applicable law. The Company will certify the amount of any shares of the Designated Portfolios purchased by the Company on behalf of any separate account offering interests not subject to registration under the 1933 Act to permit the Fund to file a Form 24F-2 with respect to such shares.

     2.2. The Company represents that the Contracts are currently and at the time of issuance will be treated as annuity contracts and/or life insurance policies (as applicable) under applicable provisions of the Code, and further represents that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. The Company and the Accounts qualify to purchase and hold shares of the Fund under Section 8l7(h) of the Code.

     2.3. The Company represents and warrants that it will not purchase shares of the Designated Portfolio(s) with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

     2.4. The Company represents and warrants that all of its trustees, officers and employees having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

     2.5. The Company shall maintain the treatment of the Contracts as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code and shall notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     2.6. The Company shall not, without prior notice to the Fund (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

     2.7. The Company shall not, without prior notice to the Fund, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Fund in a manner other than as recommended by the Board.

     2.8. The Company represents and warrants that it has in place an anti-money laundering program ("AML program") that does now and will continue to comply with applicable laws and regulations, including the relevant provisions of the USA PATRIOT Act (Pub. L. No. 107-56 (2001)) and the regulations issued thereunder.

     2.9. The Company shall comply with any applicable privacy and notice provisions of 15 U.S.C. Sections 6801-6827 and any applicable regulations promulgated thereunder (including but not limited to 17 C.F.R. Part 248) as they may be amended.

     2.10. The Company agrees to provide the Fund each year within 60 days of the end of the Fund's fiscal year, or when reasonably requested by the Fund, information as to the number of shares purchased by a Registered Account and any other Account the interests of which are not registered under the 1933 Act. The Company acknowledges that the Fund intends to rely on the information so provided and represents and warrants that such information shall be accurate.

     2.11. The Company shall establish and disclose to Contract owners a reasonable policy designed to discourage frequent and disruptive purchases and redemptions of Fund shares by Contract owners and shall cooperate with the Fund to minimize the impact on the Fund of such transactions.

     2.12. The Fund represents and warrants that shares of the Designated Portfolio(s) sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and will remain registered as an open-end management investment company under the 1940 Act for as long as such shares of the Designated Portfolio(s) are sold. The Fund will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund will register and qualify the shares of the Designated Portfolio(s) for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

     2.13. The Fund represents that it will use its best efforts to comply with any applicable state insurance laws or regulations as they may apply to the investment objectives, policies and restrictions of the Portfolios, as they may apply to the Fund, to the extent specifically requested in writing by the Company. If the Fund cannot comply with such state insurance laws or regulations, it will so notify the Company in writing. The Fund makes no other representation as to whether any aspect of its operations (including, but not limited to, fees and expenses, and investment policies) complies with the insurance laws or regulations of any state. The Company represents that it will use its best efforts to notify the Fund of any restrictions imposed by state insurance laws that may become applicable to the Fund as a result of the Accounts' investments therein (including, but not limited to, restrictions with respect to fees and expenses and investment policies), other than those set forth on Schedule C to this Agreement. Upon receipt of such information from the Company, the Fund shall determine whether it is in the best interests of shareholders to comply with any such restrictions. If the Fund determines that it is not in the best interests of shareholders (it being understood that "shareholders" for this purpose shall mean Contract owners), the Fund shall so inform the Company, and the Fund and the Company shall discuss alternative accommodations in the circumstances. If the Fund determines that it is in the best interests of shareholders to comply with such restrictions, the Fund and the Company shall amend Schedule C to this Agreement to reflect such restrictions. The Fund and the Adviser agree that they will furnish the information required by state insurance laws to assist the Company in obtaining the authority needed to issue the Contracts in various states.

     2.14. The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-l under the 1940 Act or otherwise, although it reserves the right to make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have the trustees of its Fund Board, a majority of whom are not "interested" persons of the Fund, formulate and approve any plan under Rule l2b-1 to finance distribution expenses.

     2.15. The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

     2.16. The Fund represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

     2.17. The Adviser represents and warrants that it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws and that it will perform its obligations for the Fund in accordance in all material respects with the laws of the State of New York and any applicable state and federal securities laws.

     2.18. Until the Exemptive Order (as defined below) has been issued, the Fund will take no actions that would not be permitted without the Order.

                          ARTICLE III - FUND COMPLIANCE

     3.1. The Fund and the Adviser acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the requirements of Subchapter M of the Code or the diversification requirements of Section 817(h) of the Code may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. The Fund and the Adviser further acknowledge that any such failure may result in costs and expenses being incurred by the Company in obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Fund, as well as fees and expenses of legal counsel and other advisors to the Company and any federal income taxes, interest or tax penalties incurred by the Company in connection with any such failure.

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     3.2. The Fund represents and warrants that it is currently qualified as a
Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     3.3. The Fund represents that it will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder; including, but not limited to, that the Fund will at all times comply with
Section 817(h) of the Code and Treasury Regulation 1.817-5, as amended from time to time, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and with Section 817(d) of the Code, relating to the definition of a variable contract, and any amendments or other modifications to such Section or Regulation. The Fund will notify the Company immediately upon having a reasonable basis for believing that the Fund or a Portfolio thereunder has ceased to comply with the diversification requirements or that the Fund or Portfolio might not comply with the diversification requirements in the future. In the event of a breach of this representation by the Fund, it will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

     3.4. The Adviser agrees to provide the Company with a certificate or statement indicating compliance by each Portfolio of the Fund with Section 8l7(h) of the Code, such certificate or statement to be sent to the Company no later than thirty (30) days following the end of each calendar quarter.

               ARTICLE IV - PROSPECTUS AND PROXY STATEMENTS/VOTING

     4.1. The Fund will provide the Company with as many copies of the current Fund prospectus and any supplements thereto for the Designated Portfolio(s) as the Company may reasonably request for distribution to Contract owners at the time of Contract fulfillment and confirmation. The Fund will provide the copies of said prospectus to the Company or to its mailing agent. The Company will distribute the prospectus to existing Contract owners. The Fund will, upon request, provide the Company with a copy of the Fund's prospectus through electronic means to facilitate the Company's efforts to provide Fund prospectuses via electronic delivery. The Company will bear the expense of printing and distributing prospectuses to prospective contractholders.

     4.2. The Fund's prospectus will state that the Statement of Additional Information (the "SAI") for the Fund is available free of charge upon request. The Fund will provide the Company, at the Fund's expense, with as many copies of the SAI and any supplements thereto as the Company may reasonably request for distribution to prospective Contract owners and applicants and to any existing Contract owner who requests such statement or whenever state or federal law requires that such statement be provided. The Fund will provide the copies of said SAI to the Company or to its mailing agent.

     4.3. The Fund, at its expense, will provide the Company or its mailing agent with copies of its proxy material, if any, reports to shareholders/Contract owners and other

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permissible communications to shareholders/Contract owners in such quantity as the Company will reasonably require. The Company will distribute this proxy material, reports and other communications to existing Contract owners and will bill the Fund for the reasonable cost of such distribution.

     4.4. If and to the extent required by law, the Company will:

          (a) solicit voting instructions from Contract owners;

          (b) vote the shares of the Designated Portfolios held in the Account in accordance with instructions received from Contract owners; and

          (c) vote shares of the Designated Portfolios held in the Account for which no timely instructions have been received or are held by the Company on behalf of the Account that are not attributable to Contract owners, in the same proportion as shares of such Designated Portfolio for which instructions have been received from-the Company's Contract owners, so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable Contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right in the same proportion as shares of such Designated Portfolio for which instructions have been received from the Company's Contract owners. The Company will be responsible for assuring that the Accounts participating in the Fund calculate voting privileges in a manner consistent with all legal requirements, including the Mixed and Shared Funding Exemptive Order described in Section 7.1 and consistent with any reasonable standards that the Fund may adopt and provide in writing.

     4.5. The Company shall not, without prior notice to the Fund, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Fund in a manner other than as recommended by the Board.

     4.6. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund either will provide for annual meetings (except insofar as the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or to comply with Section 16( c) of the 1940 Act as well as with Section 16(a) and, if and when applicable, Section 16(b). Further, the Fund will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

                   ARTICLE V - SALES MATERIAL AND INFORMATION

     5.1. The Company will furnish, or will cause to be furnished, to the Fund or the Adviser, each piece of sales literature or other promotional material in which the Fund or the Adviser is named, at least ten (l0) Business Days prior to its use. If after (5) Business Days, the Fund has not objected, the Company may proceed with such use. However, the Fund reserves the right to object to such use at any time and the Company agrees to cease use upon receipt of such objection. The Fund may delegate its rights and responsibilities under this provision to the Adviser.

     5.2. The Company will not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or the Adviser to the public (including current and prospective Contract owners) in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for Fund shares, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in published reports for the Fund which are in the public domain or approved by the Fund or the Adviser for distribution, or in sales literature or other material provided by the Fund or by the Adviser, except with the prior written permission of the Fund or the Adviser. The Fund and the Adviser agree to respond to any request for approval on a prompt and timely basis.

     5.3. The Fund and the Adviser will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its separate account is named, at least ten (10) Business Days prior to its use. If after five (5) Business Days, the Company has not objected, the Fund or the Adviser may proceed with such use. However, the Company reserves the right to object to such use at any time and the Fund and Adviser agree to cease use upon receipt of any such objection.

     5.4. The Fund and the Adviser will not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement, prospectus, SAI or other offering materials for the Contracts, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in published reports for each Account or the Contracts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other material provided by the Company, except with permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

     5.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, within a reasonable time after the filing of each such document with the Commission or the NASD.

     5.6. The Company will provide to the Fund at least one complete copy of all definitive prospectuses, definitive SAI, offering materials, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of each such document with the Commission or the NASD (except that with respect to post-effective amendments to such prospectuses and SAIs and sales literature and promotional material, only those prospectuses and SAIs and sales literature and promotional material that relate to or refer to the Fund will be provided), or with the printing of such materials if not so filed with the Commission or the NASD. In addition, the Company will provide to the Fund at least one complete copy of (i) a registration statement or offering document that relates to the Contracts or each Account, containing representative and relevant

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disclosure concerning the Fund; and (ii) any post-effective amendments to any registration statements or amendments to offering documents, relating to the Contracts or such Account that refer to or relate to the Fund.

     5.7. For purposes of this Article V, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (i.e., on-line networks such as the Internet or other electronic messages)), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, SAls, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

     5.8. The Company shall amend each Contract's registration statement (if any) and the Account's 1940 Act registration statement (if any) from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall file, register, qualify and obtain approval of its Contracts for sale to the extent required by applicable insurance and securities laws of the various states.

     5.9. The Fund and the Adviser hereby consent to the Company's use of the names of the Designated Portfolios set forth in Schedule B of this Agreement, in connection with marketing the Contracts, subject to the terms of Article V of this Agreement. The Fund and the Adviser hereby consent to the use of any trademark, trade name, service mark or logo used by the Fund or the Adviser, subject to the Fund's and the Adviser's prior written approval of such use and in accordance with the reasonable requirements of the Fund or the Adviser. Such consent will terminate following the termination of this Agreement as soon as no Designated Portfolio continues to be offered through variable insurance contracts issued by the Company and no Account owns any shares of any Designated Portfolio.

     5.10. The Company hereby consents to the use by the Fund or the Adviser of the names of the Accounts set forth in Schedule A of this Agreement, in connection with marketing the Fund, subject to the terms of Article V of this Agreement. The Company hereby consents to the use of any trademark, trade name, service mark or logo used by the Account of the Company by the Fund or the Adviser subject to the prior written approval of the Company of such use and in accordance with the reasonable requirements of the Company. Such consent will terminate following the termination of this Agreement as soon as no Designated Portfolio continues to be offered through variable insurance contracts issued by the Company and no Account owns any shares of any Designated Portfolio.

     5.11. The Fund, the Adviser and the Company agree to adopt and implement procedures reasonably designed to ensure that information concerning the Company, the Fund or the Adviser, respectively, and their respective affiliated companies, that is intended for use only by brokers or agents selling the Contracts is properly marked as "Not For Use With The Public" and that such information is only so used.

                      ARTICLE VI - FEES, COSTS AND EXPENSES

     6.1. The Fund will pay no fee or other compensation to the Company under this Agreement, except: (a) if the Fund or any Designated Portfolio adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then, subject to obtaining any required exemptive orders or other regulatory approvals, the Fund may make payments to the Company or to the underwriter for the Contracts if and in such amounts agreed to by the Fund in writing; and (b) the Fund may pay fees to the Company for administrative services provided to Contract owners that are not primarily intended to result in the sale of shares of the Designated Portfolio or of underlying Contracts.

     6.2. All expenses incident to performance by the Fund of this Agreement will be paid by the Fund to the extent permitted by law. The Fund will bear the expenses for the cost of registration and qualification of the Fund's shares, including without limitation, the preparation of and filing with the Commission of Forms N-SAR and Rule 24f-2 Notices and payment of all applicable registration or filing fees with respect to shares of the Fund to the extent that shares of Designated Portfolios are purchased by unregistered Accounts; preparation and filing of the Fund's prospectus, SAI and registration statement, proxy materials and reports; typesetting the Fund's prospectus; typesetting and printing proxy materials and reports to Contract owners (including the costs of printing a Fund prospectus that constitutes an annual report); the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Fund's shares; any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule l2b-1 under the 1940 Act; and other costs associated with preparation of prospectuses and SAIs for the Designated Portfolios in electronic or typeset format, as well as any distribution expenses as set forth in Article IV of this Agreement.

     6.3. Expenses assumed by the Company include, but are not limited to, the costs of: (i) registration and qualification of the Contracts under the federal and any applicable state securities laws; (ii) preparation and filing with the Commission of the Contracts prospectus and Contracts registration statement; and
(iii) preparation and dissemination of all statements and notices to Contract owners required by any federal or state insurance law other than those paid for by the Fund.

                   ARTICLE VII - MIXED & SHARED FUNDING RELIEF

     7.1. The Fund represents and warrants that it will apply for an order from the Commission granting Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), l5(a), and l5(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans outside of the separate account context (the "Mixed and Shared Funding Exemptive Order" or the "Exemptive

Order"). The parties to this Agreement agree that the conditions or undertakings specified in the Mixed and Shared Funding Exemptive Order, when received, and that may be imposed on the Company, the Fund and/or the Adviser by virtue of the receipt of such order by the Commission, will be incorporated herein by reference, and such parties agree to comply with such conditions and undertakings to the extent applicable to each such party.

     7.2. The Fund Board will monitor the Fund for the existence of any irreconcilable material conflict among the interests of the Contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including, but not limited to: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Participating Insurance Companies or by variable annuity and variable life insurance Contract owners; or (f) a decision by an insurer to disregard the voting instructions of Contract owners. The Fund Board will promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof. A majority of the Fund Board will consist of persons who are not "interested" persons of the Fund.

     7.3. The Company will report any potential or existing conflicts of which it is aware promptly to the Fund Board. The Company agrees to assist the Fund Board in carrying out its responsibilities, as delineated in the Mixed and Shared Funding Exemptive Order, by providing the Fund Board with all information reasonably necessary for the Fund Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Fund Board whenever Contract owner voting instructions are to be disregarded. The Fund Board will record in its minutes, or other appropriate records, all reports received by it and all action with regard to a conflict. The Company agrees to carry out such responsibilities with a view only to the interests of Contract owners.

     7.4 If it is determined by a majority of the Fund Board, or a majority of its disinterested trustees, that an irreconcilable material conflict exists, the Company and other Participating Insurance Companies will, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be submitted to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity Contract owners or variable life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

     7.5. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions, and such disregard of voting instructions could conflict with the majority of Contract owner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected subaccount of the Account's investment in the Fund and terminate this Agreement with respect to such sub-account; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested trustees of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such six-month period the Adviser and Fund will, to the extent permitted by law and any exemptive relief previously granted to the Fund, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

     7.6. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company will withdraw the affected sub-account of the Account's investment in the Fund and terminate this Agreement with respect to such sub-account; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested trustees of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such six-month period the Advisor and Fund will, to the extent permitted by law and any exemptive relief previously granted to the Fund, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

     7.7. For purposes of Sections 7.4 through 7.7 of this Agreement, a majority of the disinterested members of the Fund Board will determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event, other than as specified in Section 7.4, will the Fund be required to establish a new funding medium for the Contracts. The Company will not be required by Section 7.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the irreconcilable material conflict. In the event that the Fund Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Fund Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

     7.8. The Company will at least annually submit to the Fund Board such reports, materials or data as the Fund Board may reasonably request so that the Fund Board may fully carry out the duties imposed upon it as delineated in the Mixed and Shared Funding Exemptive Order, and said reports, materials and data will be submitted more frequently if deemed appropriate by the Fund Board.

     7.9. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then: (a) the Fund and/or the Participating Insurance Companies, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 4.5, 4.6, 4.7, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement will continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so-amended or adopted.

                         ARTICLE VIII - INDEMNIFICATION

     8.1. Indemnification by the Company

          (a) The Company agrees to indemnify and hold harmless the Fund, the Adviser, and each person, if any, who controls or is associated with the Fund or the Adviser within the meaning of such terms under the federal securities laws and any director, trustee, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or actions in respect thereof (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

               (1) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus, SAI or other offering materials for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund or the Adviser for use in the registration statement, prospectus, SAI or other offering materials for the Contracts or in the Contracts or sales literature (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

               (2) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, prospectus, SAI or other offering materials or sales literature or other promotional material of the Fund, or any amendment or supplement to the foregoing, not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

               (3) arise out of untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund (or any amendment or supplement to the foregoing) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund or the Adviser by or on behalf of the Company or persons under its control; or

               (4) arise as a result of any failure by the Company to provide the services and furnish the materials or to make any payments required under the terms of this Agreement; or

               (5) arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement; except to the extent provided in Sections 8.1(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.

          (b) No party will be entitled to indemnification under Section 8.1(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement.

          (c) The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

     8.2. Indemnification by the Adviser

          (a) The Adviser agrees to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or actions in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject, under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

               (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made only to the extent that such statements or omissions relate to the Advisor; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or the Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

               (2) arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract registration statements, prospectuses, statements of additional information or other offering materials or sales literature or other promotional material for the Contracts, or any amendment or supplement to the foregoing, not supplied by the Adviser or persons under the control of the Adviser) or wrongful conduct of the Adviser or persons under the control of the Adviser respectively, with respect to the sale or distribution of the Contracts; or

               (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or other offering materials or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Adviser, or persons under any of its control; or

               (4) arise as a result of any failure by the Fund or the Adviser to provide the services and furnish the materials under the terms of this Agreement; or

               (5) arise out of or result from any material breach of any representation and/or warranty made by the Adviser or the Fund in this Agreement, or arise out of or result from any other material breach of this Agreement by the Adviser or the Fund (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III, Section 3.2 of this Agreement and the diversification requirements specified in Article III, Section 3.3 of this Agreement, as described more fully in Section 8.5 below); except to the extent provided in Sections 8.2(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Adviser otherwise may have.

          (b) No party will be entitled to indemnification under Section 8.2(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard or its obligations or duties under this Agreement.

          (c) The Indemnified Parties will promptly notify the Adviser and the Fund of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

     8.3. Indemnification by the Fund

          (a) The Fund agrees to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or action in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

               (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made only to the extent that such statements or omissions relate to the Fund; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or the Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

               (2) arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract or Fund registration statements, prospectuses, statements of additional information or other offering materials or sales literature or other promotional material for the Contracts or of the Fund, or any amendment or supplement to the foregoing, not supplied by the Fund or persons under the control of the Fund) or wrongful conduct of the Fund or persons under the control of the Fund respectively, with respect to the sale or distribution of the Contracts or Fund shares; or

               (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or other offering materials or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund, or persons under any of its control; or

               (4) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

               (5) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III, Section 3.2 of this Agreement and the diversification requirements specified in Article III, Section 3.3 of this Agreement as described more fully in Section 8.5 below); or

               (6) arise out of or result from the incorrect or untimely calculation or reporting of daily net asset value per share or dividend or capital gain distribution rate; except to the extent provided in Sections 8.3(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Fund otherwise may have.

          (b) No party will be entitled to indemnification under Section 8.3(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations and duties under this Agreement.

          (c) The Indemnified Parties will promptly notify the Fund of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

     8.4. Indemnification Procedures

          Any person obligated to provide indemnification under this Article VIII ("Indemnifying Party" for the purpose of this Section 8.4) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("Indemnified Party" for the purpose of this Section 8.4) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.

     8.5. Indemnification for Failure to Comply with Diversification
Requirements

          The Fund and the Adviser acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the diversification requirements specified in Article III, Section 3.3 of this Agreement may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. Accordingly, without in any way limiting the effect of Sections 8.2(a) and 8.3(a) hereof and without in any way limiting or restricting any other remedies available to the Company, the Fund and the Adviser will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Portfolio to comply with Section 3.3 of this Agreement, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Fund or Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); the reasonable fees and expenses of legal counsel and other advisors to the Company and any federal income taxes or tax penalties (or "toll charges" or exactments or amounts paid in settlement) incurred by the Company in connection with any such failure or anticipated or reasonably foreseeable failure. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Fund and/or the Adviser under this Agreement.

                           ARTICLE IX - APPLICABLE LAW

     9.1. This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

     9.2. This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Commission may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof will be interpreted and construed in accordance therewith. If, in the future, the Mixed and Shared

Funding Exemptive Order should no longer be necessary under applicable law, then
Article VII shall no longer apply.

                             ARTICLE X - TERMINATION

     10.1. This Agreement will terminate:

          (a) at the option of any party, with or without cause, with respect to one, some or all of the Designated Portfolios, upon six (6) months' advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the Commission, unless otherwise agreed in a separate written agreement among the parties; or

          (b) at the option of the Company, upon written notice to the other parties, with respect to any Designated Portfolio if shares of the Designated Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or

          (c) at the option of the Company, upon written notice to the other parties, with respect to any Designated Portfolio in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company; or

          (d) at the option of the Fund, upon written notice to the other parties, upon institution of formal proceedings against the Company by the NASD, the Commission, the Insurance Commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Fund shares, provided that the Fund determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations, under this Agreement; or

          (e) at the option of the Company, upon written notice to the other parties, upon institution of formal proceedings against the Fund or the Adviser by the NASD, the Commission or any state securities or insurance department or any other regulatory body, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Fund's or the Adviser's ability to perform its obligations under this Agreement; or

          (f) at the option of the Company, upon written notice to the other parties, if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably and in good faith believes that the Fund may fail to so qualify; or

          (g) at the option of the Company, upon written notice to the other parties, with respect to any Designated Portfolio if the Fund fails to meet the diversification requirements specified in Section 3.3 hereof or if the Company reasonably and in good faith believes the Fund may fail to meet such requirements;

          (h) at the option of any party to this Agreement, upon written notice to the other parties, upon another party's material breach of any provision of this Agreement; or

          (i) at the option of the Company, if the Company determines in its sole judgment exercised in good faith that either the Fund or the Adviser has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, such termination to be effective sixty (60) days after receipt by the other parties of written notice of the election to terminate; or

          (j) at the option of the Fund or the Adviser, if the Fund or Adviser respectively, determines in its sole judgment exercised in good faith that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or the Adviser, such termination to be effective sixty (60) days after receipt by the other parties of written notice of the election to terminate; or

          (k) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Designated Portfolio's shares of the Fund in accordance with the terms of the Contracts for which those Designated Portfolio shares had been selected to serve as the underlying portfolio. The Company will give sixty (60) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares or of the filing of any required regulatory approval(s); or

          (l) at the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of:
(1) all Contract owners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Fund as set forth in Article VII of this Agreement; or

          (m) at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination will be effective immediately upon such occurrence without notice; or

          (n) by the Fund if the Fund Board has decided to (i) refuse to sell shares of any Portfolio to the Company and/or any of its Accounts; (ii) suspend or terminate the offering of shares of any Portfolio; or (iii) dissolve, reorganize, liquidate, merge or sell all assets of the Fund or any Portfolio.

     10.2. Notice Requirement

          (a) No termination of this Agreement, except a termination under
Section 10.1(1) of this Agreement, will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination.

          (b) In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice will be given in advance of the effective date of termination as required by such provisions.

          (c) Any notice given by the Indemnifying Party to an Indemnified Party referred to in Section 8.4 above of participation in or control of any action by the Indemnifying Party will in no event be deemed to be an admission by the Indemnifying Party of liability, culpability or responsibility, and the Indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

     10.3. Effect of Termination

          (a) Notwithstanding any termination of this Agreement, the Fund and the Adviser will, at the option of the Company, and for a one year period from the date of termination and from year to year thereafter if deemed appropriate by the Fund and the Adviser in their sole discretion, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Designated Portfolios (as in effect on such date), redeem investments in the Designated Portfolios and/or invest in the Designated Portfolios upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.3 will not apply to any terminations under Article VII and the effect of such Article VII terminations will be governed by Article VII of this Agreement.

          (b) If the Fund so requests, the Company agrees, promptly after any termination of this Agreement, to take all steps necessary to redeem the investment of the Accounts in the Portfolios within one year from the date of termination of the Agreement as provided in Article X. Such steps shall include, but not be limited to, obtaining an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the shares of the Portfolios.

     10.4. Company Required to Redeem

          The parties understand and acknowledge that it is essential for compliance with Section 8l7(h) of the Code that the Contracts qualify as annuity contracts or life insurance policies, as applicable, under the Code. Accordingly, if any of the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund reasonably believes that any such Contracts may fail to so qualify, the Fund shall have the right to require a Company to redeem shares attributable to such Contracts upon ten (10) days written notice to the Company and the Company shall so redeem such shares in order to ensure that the Fund complies with the provisions of Section 817(h) of the Code applicable to ownership of Fund shares. Notice to the Company shall specify the period of time the Company has to redeem the shares or to make other arrangements satisfactory to the Fund and its counsel, such period of time to be determined with reference to the requirements of Section 817(h) of the Code. In addition, the Company may be required to redeem shares pursuant to action taken or request made by the Fund Board in accordance with an order of the Commission as described in Article VII, or other Commission rule, regulation or order that may be adopted after the date hereof. The Company agrees to redeem shares in such circumstances and to comply with applicable terms and provisions.

                              ARTICLE XI - NOTICES

     Any notice will be deemed duly given when sent by registered or certified mail or by overnight courier to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to the Company:

     The Travelers Insurance Company
     One Cityplace
     Hartford, CT 06103
     Attn: General Counsel

If to the Adviser:

     Westchester Capital Management, Inc.
     100 Summit Lake Drive
     Valahalla, NY 10505
     Attn: Bonnie Smith

If to the Fund:

     The Merger Fund VL
     100 Summit Lake Drive
     Valahalla, NY 10595
     Attn: Bonnie Smith

                           ARTICLE XII - MISCELLANEOUS

     12.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

     12.2. The Fund and the Adviser acknowledge that the identities of the customers of the Company or any of its affiliates (collectively the "Protected Parties" for purposes of this Section 12.2), information maintained regarding those customers, and all computer programs and procedures developed by the Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the Protected Parties. The Fund and the Adviser agree that if they come into possession of any list or compilation of the identities of or other information about the Protected Parties' customers, or any other property of the Protected Parties, other than such information as may be independently developed or compiled by the Fund or the Adviser from information supplied to them by the Protected Parties' customers who also maintain accounts directly with the Fund or the Adviser, the Fund and the Adviser will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Company's prior written consent; or (b) as required by law or judicial process. The Fund and the Adviser acknowledge that any breach of the agreements in this Section 12.2 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate. Each party agrees to maintain all information about other parties that it may acquire pursuant to this Agreement in confidence, and each party agrees not to use, or permit the use of, any such information for any purpose except that set forth herein, or to disclose any such information to any person, without the prior written consent of the other parties. This provision shall survive the termination of this Agreement.

     12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

     12.5. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

     12.6. This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.

     12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal law.

     12.8. The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

     12.9. Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. However, such access shall not extend to attorney-client privileged information.

     12.10. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

     12.11. The parties to this Agreement may amend the schedules to this Agreement in writing from time to time to reflect changes in or relating to the Contracts, the Accounts or the Portfolios of the Fund or other applicable terms of this Agreement.

     12.12. This Agreement constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

THE TRAVELERS INSURANCE COMPANY


By: /s/ Ernest J. Wright
    ---------------------------------
Name: Ernest J. Wright
Title: Vice President


THE MERGER FUND VL


By: /s/ Bonnie L. Smith
    ---------------------------------
Name: Bonnie L. Smith,
Title: Vice President


WESTCHESTER CAPITAL MANAGEMENT, INC.


By: /s/ Bonnie L. Smith
    ---------------------------------
Name: Bonnie L. Smith,
Title:  Vice President

                             PARTICIPATION AGREEMENT

                                   SCHEDULE A

                              DATED: AUGUST 1, 2003

The following Separate Accounts of The Travelers Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

Name of Separate Accounts
The Travelers Fund UL III for Variable Life Insurance
The Travelers Insurance Company Separate Account CPPVUL1

                             PARTICIPATION AGREEMENT

                                   SCHEDULE B

                              DATED: AUGUST 1, 2003

The Separate Account(s) shown on Schedule A may invest in the following Portfolio(s) of the Fund:

               The Merger Fund VL

                             PARTICIPATION AGREEMENT

                                   SCHEDULE C

                              DATED: AUGUST 1, 2003

None.

                                 AMENDMENT NO. 1

                                       TO

                             PARTICIPATION AGREEMENT

     This Amendment No. 1 to Participation Agreement ("Amendment"), dated as of May 3, 2004, is entered into by and between The Merger Fund VL, an open-end management investment company organized as a Delaware statutory trust, Westchester Capital Management, Inc., a corporation organized under the laws of the State of New York and The Travelers Insurance Company, a corporation organized under the laws of the State of Connecticut, and The Travelers Life and Annuity Company, a corporation organized under the laws of the State of Connecticut, each on behalf of itself and each separate account named in Schedule A to the Participation Agreement (as defined below), as may be amended from time to time. Any capitalized term not defined herein shall have the meaning given to such term in the Participation Agreement.

     WHEREAS, The Merger Fund VL, Westchester Capital Management, Inc. and The Travelers Insurance Company have entered into a Participation Agreement, dated August 1, 2003 (the "Participation Agreement"), whereby The Merger Fund VL agreed to sell to The Travelers Insurance Company shares of the Designated Portfolios (as defined in the Participation Agreement) pursuant to the terms thereof;

     WHEREAS, The Travelers Life and Annuity Company desires to be bound by and subject to the terms and conditions of the Participation Agreement, as such terms and conditions apply to The Travelers Insurance Company; and

     WHEREAS, the parties hereto wish to enter into this Amendment in order to amend the Participation Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

1. Addition of The Travelers Life and Annuity Company

     The Participation Agreement is hereby amended so that the definition of "Company" found therein shall include both The Travelers Insurance Company and The Travelers Life and Annuity Company. The Travelers Life and Annuity Company hereby agrees to be bound by and subject to the terms and conditions of the Participation Agreement, as such terms and conditions apply to The Travelers Insurance Company.

2. Amendment to Schedule A

     Schedule A to the Participation Agreement is hereby amended and restated in its entirety to read in the form attached hereto as Schedule A.

3. Miscellaneous

     a. This Amendment shall be governed by the laws of the State of New York without regard for the conflicts of law principles thereof.

     b. This Amendment may be executed in counterpart and by facsimile signature, each counterpart being deemed an original, but which when taken together shall constitute one and the same instrument.

     c The Participation Agreement, as amended hereby, remains in full force and effect, and any reference to the Participation Agreement shall constitute a reference to the Participation Agreement as amended hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth above.

THE MERGER FUND VL


By: /s/ Frederick W. Green
    ---------------------------------
Name: Frederick W. Green,
Title: President
       ------------------------------


WESTCHESTER CAPITAL MANAGEMENT, INC.


By: /s/ Frederick W. Green
    ---------------------------------
Name: Frederick W. Green,
Title: President
       ------------------------------


THE TRAVELERS INSURANCE COMPANY


By: /s/ Ernest J. Wright
    ---------------------------------
Name: Ernest J. Wright
Title: Vice President


THE TRAVELERS LIFE AND ANNUITY COMPANY


By: /s/ Ernest J. Wright
    ---------------------------------
Name: Ernest J. Wright
Title: Vice President

                             PARTICIPATION AGREEMENT

                                   SCHEDULE A

                               DATED: MAY 3, 2004

The following Separate Accounts of The Travelers Insurance Company and The Travelers Life and Annuity Company are permitted in accordance with the provisions of this Agreement to invest in the Portfolios of the Fund shown in Schedule B:

Name of Separate Accounts

The Travelers Fund UL for Variable Life Insurance
The Travelers Fund UL II for Variable Life Insurance
The Travelers Fund UL III for Variable Life Insurance
The Travelers Insurance Company Separate Account CPPVUL1